UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2000

Sears Credit Account Master Trust II
 (Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-24776 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name, former address and former fiscal year, if changed since last report: Not Applicable

The Exhibit Index appears below.

Item 5. Other Events

Series 2000-1. On June 13, 2000, the registrant made available to investors a prospectus supplement, dated June 7, 2000, and prospectus dated June 7, 2000, with respect to the issuance of $850,000,000 aggregate principal amount of 7.25% Class A Master Trust Certificates, Series 2000-1 and $60,000,000 aggregate principal amount of Class B Master Trust Certificates, Series 2000-1 (together the "Certificates"), pursuant to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, am Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee"), and the Series Supplement for Series 2000-1 among SRFG as Seller, Sears as Servicer and the Trustee to be dated as of the closing of the sale of the Certificates to the underwriters. A copy of the prospectus supplement and prospectus is attached as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Exhibit 99.

Prospectus Supplement dated June 7, 2000, and Prospectus dated June 7, 2000, with respect to the 7.25% Class A Master Trust Certificates, Series 2000-1 and the 7.50% Class B Master Trust Certificates, Series 2000-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/Donald J. Woytek
Donald J. Woytek Vice President, Administration
Date: June 13, 2000

EXHIBIT INDEX

Exhibit No.
99.

Prospectus Supplement dated June 7, 2000, and Prospectus dated June 7, 2000, with respect to the 7.25% Class A Master Trust Certificates, Series 2000-1 and the 7.50% Class B Master Trust Certificates, Series 2000-1.